Exhibit 99.1

For Immediate Release

GLASS LEWIS RECOMMENDS DFC GLOBAL CORP. STOCKHOLDERS VOTE “FOR”

PROPOSED ACQUISITION

Second Proxy Advisory Firm Supports Lone Star Merger

Lone Star Merger Provides Immediate, Certain Cash Value, and Transfers All Business Risks

and Regulatory Uncertainties to the Acquiror

Board Unanimously Urges Stockholders to Vote FOR Transaction,

Which Provides Immediate Cash Value

Berwyn, Pennsylvania – May 28, 2014 – DFC Global Corp. (NASDAQ: DLLR) (“DFC Global” or “the Company”), a leading international diversified financial services company serving primarily unbanked and under-banked consumers for over 30 years, today announced that Glass Lewis, a leading independent proxy voting and corporate governance advisory firm, recommends that DFC Global stockholders vote “FOR” the proposed transaction with an affiliate of Lone Star Funds (“Lone Star”) at DFC Global’s special meeting of stockholders scheduled for June 6, 2014.

In recommending that DFC Global stockholders vote “FOR” the proposed transaction, Glass Lewis stated in its May 27, 2014 report:

“…the board appears to us to have conducted a relatively extensive sales process prior to executing the proposed merger agreement with Lone Star. Since early 2012, the Company has reached out to at least 44 different potential buyers, with Lone Star being the only party interested in pursuing a deal beyond the preliminary stages.”

“…based on our review of the Company’s historical trading multiples and the analyses in the adviser’s fairness opinion, and after taking into account the adverse market conditions the Company faces, we believe that the proposed consideration offers shareholders a relatively reasonable valuation and greater certainty of value for their DFC common shares.”

“It’s also worth pointing out that for all but one of the trading days since the deal was first announced, the Company’s stock price has closed below the proposed purchase price, with an average arbitrage spread of 1.6%. This suggests to us that most investors feel that that the proposed merger likely represents the best opportunity available to the Company at this time.”

“Based on these factors, the unanimous support of the board, and absent a higher competing bid from another party, we believe that the proposed merger is in the best interests of the Company’s shareholders at this time. Accordingly, we recommend that shareholders vote FOR this proposal.”*

In addition, the Glass Lewis report specifically addresses certain claims made by Royal Capital Management, LLC (“RCM”), one of DFC Global’s stockholders, made in a public letter issued on April 23, 2014:

“...as far as we can gather, the Company appears to us to have been acting in good faith in terms of coming up with earnings estimates that it believed would reasonably reflect the Company’s prospects. After review, we do not agree with RCM’s assertion that management simply adjusted its earnings estimates downward to justify the proposed merger, particularly considering that the Company had a higher offer from Lone Star on the table before the March 2014 adjustment was made.”

Commenting on the Glass Lewis report, DFC Global issued the following statement:

“We are pleased that Glass Lewis recognizes the robust sale process conducted by the DFC Global Board of Directors and supports the pending transaction. Glass Lewis recognizes the proposed transaction will deliver immediate cash value to our stockholders and further supports DFC Global’s view that this transaction is in the best interests of all stockholders.”

In addition to Glass Lewis, Egan Jones, another independent proxy voting and corporate governance advisory firm, also recommended that stockholders vote “FOR” the proposed transaction with Lone Star at DFC Global’s special meeting of stockholders.

DFC Global’s Board and management team are fully committed to completing the transaction with Lone Star, which will deliver certain and immediate cash value for DFC Global stockholders with limited execution risk. DFC Global reiterates the Board’s unanimous recommendation that stockholders vote “FOR” the proposal to approve the merger agreement at the upcoming special meeting. The special meeting is scheduled for June 6, 2014, at 9:00 a.m. eastern time.

Stockholders with questions, or that need assistance in voting, should reach out to DFC Global’s proxy solicitor, Okapi Partners LLC, at (212) 297-0720 or toll-free at: (855) 208-8901.

Houlihan Lokey Capital, Inc. is acting as financial advisor to DFC Global in connection with the transaction. Pepper Hamilton LLP is acting as DFC Global’s legal advisor. Jefferies LLC is acting as lead financial advisor to Lone Star Funds and Credit Suisse Securities (USA), LLC is acting as financial advisor. Jefferies Finance LLC and Credit Suisse AG are providing debt financing commitments for the acquisition. Gibson, Dunn & Crutcher LLP is acting as legal counsel to Lone Star Funds.

*	Permission to use quotations from the Glass Lewis report was neither sought nor obtained.

About DFC Global Corp.

DFC Global Corp. is a leading international non-bank provider of alternative financial services, principally unsecured short-term consumer loans, secured pawn loans, check cashing, gold buying, money transfers and reloadable prepaid debit cards, serving primarily unbanked and under-banked consumers through its approximately 1,500 current retail storefront locations and its multiple Internet platforms in ten countries across Europe and North America: the United Kingdom, Canada, the United States, Sweden, Finland, Poland, Spain, Romania, the Czech Republic and the Republic of Ireland. The Company’s networks of retail locations in the United Kingdom and Canada are the largest of their kind by revenue in each of those countries. For more information, please visit the Company’s website at www.dfcglobalcorp.com.

The Company believes that its customers, many of whom receive income on an irregular basis or from multiple employers, choose to conduct their personal financial business with the Company rather than with banks or other financial institutions due to the range and convenience of services that it offers, the multiple ways in which they may conduct business with the Company and its high-quality customer service. The Company’s products and services, principally its unsecured short-term consumer loans, secured pawn loans and check cashing and gold buying services, provide customers with convenient access to cash for living expenses and other needs. In addition to these core offerings, the Company strives to offer its customers additional high-value ancillary services, including Western Union® money orders and money transfers, reloadable VISA® and MasterCard® prepaid debit cards and foreign currency exchange.

About Lone Star Funds

Lone Star is a global private equity firm that invests in real estate, equity, credit, and other financial assets. Since the establishment of its first fund in 1995, Lone Star has organized twelve private equity funds with aggregate capital commitments totaling over $45 billion. The Funds are advised by Lone Star Global Acquisitions, Ltd. (LSGA), an investment adviser registered with the U.S. Securities and Exchange Commission. LSGA and its global subsidiaries advise the Funds from offices in North America, Western Europe and East Asia.

Forward-Looking Statements

This news release contains forward-looking statements, including, among other things, statements regarding the following: the Company’s future results, growth, guidance and operating strategy; the global economy; the effects of currency exchange rates and fluctuations in the price of gold on reported operating results; the regulatory environment in Canada, the United Kingdom, the United States, Scandinavia and other countries; the impact of future development strategy, new stores and acquisitions; litigation matters; financing initiatives; and the performance of new products and services. These forward-looking statements involve risks and uncertainties, including risks related to: approval of the transaction by the Company’s stockholders (or the failure to obtain such approval), the ability to obtain regulatory approvals for the transaction, the Company’s ability to maintain relationships with customers and employees following the announcement of the transaction, the ability of third parties to fulfill their commitments relating to the transaction, including providing financing, the ability of the parties to satisfy the closing conditions, and the risk that the transaction may not be completed in the anticipated time frame or at all; the regulatory environments of the jurisdictions in which we do business, including reviews of our operations principally by the CFPB in the United States and the Financial Conduct Authority in the United Kingdom, and other changes in laws affecting how we do business and the regulatory bodies which govern us; current and potential future litigation; the identification of acquisition targets; the integration and performance of acquired stores and businesses; the performance of new stores and internet businesses; the impact of debt and equity financing transactions; the results of certain ongoing income tax appeals; the effects of new products and services, or changes to our existing products and services, on the Company’s business, results of operations, financial condition, prospects and guidance; and uncertainties related to the effects of changes in the value of the U.S. Dollar compared to foreign currencies. There can be no assurance that the Company will attain its expected results, successfully integrate and achieve anticipated synergies from any of its acquisitions, obtain acceptable financing, or attain its published guidance metrics, or that ongoing and potential future litigation or the various U.S. Federal or state, U.K., or other foreign legislative or regulatory activities affecting the Company or the banks with which the Company does business will not negatively impact the Company’s operations. A more complete description of these and other risks, uncertainties and assumptions is included in the Company’s filings with the Securities and Exchange Commission, including those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended June 30, 2013, as amended in its Form 10-Q for the quarter ended December 31, 2013 and in its Form 10-Q for the quarter ended March 31, 2014. You should not place any undue reliance on any forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Additional Information and Where to Find It

In connection with the proposed transaction, DFC Global has filed a proxy statement with the SEC. The definitive proxy statement and a form of proxy has been mailed to the stockholders of DFC Global. BEFORE MAKING A VOTING DECISION, DFC GLOBAL’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. DFC Global’s stockholders and other interested parties may obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. DFC Global’s stockholders and other interested parties may also obtain, without charge, a copy of the proxy statement and other relevant documents by going to the Investors section of DFC Global’s corporate website, www.dfcglobalcorp.com, or directing a request by mail or telephone to DFC Global Corp., 1436 Lancaster Avenue, Berwyn, Pennsylvania 19312.

DFC Global and its directors and officers may be deemed to be participants in the solicitation of proxies from DFC Global’s stockholders with respect to the special meeting of stockholders that will be held to consider the proposed transaction. Information about DFC Global’s directors and executive officers and their ownership of DFC Global’s common stock is set forth in the proxy statement for the Company’s 2013 annual meeting of stockholders, which was filed with the SEC on October 7, 2013 and the Company’s Annual Report on Form 10-K for 2013 filed with the SEC on August 29, 2013. Stockholders may obtain additional information regarding the interests of DFC Global and its directors and executive officers in the proposed merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.

Contacts

DFC Global Corp.

ICR

Investor Relations

Garrett Edson: (484) 320-5800

Media

Phil Denning: (646) 277-1200

Lone Star Funds

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer / Jed Repko / Joseph Sala: (212) 355-4449